EXHIBIT 21.1

SUBSIDIARIES OF HORMEL FOODS CORPORATION

The Company owns the indicated percentage of the issued and outstanding stock or other equity interests of the following entities:

Name of Subsidiary	State or Country of Incorporation	Ownership Percentage
199 Ventures, LLC	Minnesota	100%
Alma Foods, LLC	Delaware	100%
Applegate Farms, LLC	Delaware	100%
Applegate Investment Corporation	Delaware	100%
Beijing Hormel Business Management Co., Ltd.	China	100%
Beijing Hormel Foods Co., Ltd.	China	80%
Burke Marketing Corporation	Iowa	100%
Campoco, Inc.	Minnesota	100%
Castelmassa Participação S.A.	Brazil	100%
Century Foods International, LLC	Delaware	100%
Century Foods Land Development, LLC	Delaware	100%
ChampBev, Inc.	California	100%
Cidade do Sol Alimentos S.A.	Brazil	100%
Clean Field Comercio de Produtos Alimenticios Ltda.	Brazil	100%
Columbus Manufacturing, Inc.	Delaware	100%
Creative Contract Packaging, LLC	Delaware	100%
Cultivated Foods, LLC	Minnesota	100%
Dan’s Prize, Inc.	Minnesota	100%
Diversified Foods Insurance Company, LLC	Vermont	100%
Dold Foods, LLC	Delaware	100%
Fontanini Foods, LLC	Minnesota	100%
HF International Holdings C.V.	Netherlands	100%
Hormel Foods Brazil Paricipações Ltda.	Brazil	100%
Hormel Canada, Ltd.	Canada	100%
Hormel (China) Investment Co. Ltd.	China	100%
Hormel Financial Services Corporation	Minnesota	100%
Hormel Foods Asia Pacific Pte. Ltd.	Singapore	100%
Hormel Foods Australia Pty Limited	Australia	100%
Hormel Foods Corporate Services, LLC	Delaware	100%
Hormel Foods International Corporation	Delaware	100%
Hormel Foods Japan KK	Japan	100%
Hormel Foods, LLC	Minnesota	100%
Hormel Foods México, S. de R.L. de C.V.	Mexico	100%
Hormel Foods Sales, LLC	Delaware	100%
Hormel Health Labs, LLC	Minnesota	100%
Hormel International Investments, LLC	Delaware	100%
Hormel MM Holding Corporation	Delaware	100%
Hormel Netherlands B.V.	Netherlands	100%
Jennie-O Turkey Store, Inc.	Minnesota	100%
Jennie-O Turkey Store International, Inc.	Minnesota	100%
Jennie-O Turkey Store, LLC	Minnesota	100%
Jennie-O Turkey Store Sales, LLC	Delaware	100%
Jiaxing Hormel Foods Co., Ltd.	China	100%
JJOTS, LLC	Minnesota	100%
Justin’s, LLC	Delaware	100%
Lloyd’s Barbeque Company, LLC	Delaware	100%
Logistic Service, LLC	Delaware	100%

Name of Subsidiary (continued)	State or Country of Incorporation	Ownership Percentage
Melting Pot Foods, LLC	Delaware	100%
Mespil, Inc.	Delaware	100%
Mexican Accent, LLC	Delaware	100%
Mountain Prairie, LLC	Colorado	100%
Omamori Indústria de Alimentos Ltda.	Brazil	100%
Osceola Food, LLC	Delaware	100%
Papillion Foods, LLC	Minnesota	100%
Pistóia – Participações S.A.	Brazil	100%
Progressive Processing, LLC	Delaware	100%
Provena Foods Inc.	California	100%
R.N.C. – Participações Ltda.	Brazil	100%
Rochelle Foods, LLC	Delaware	100%
Shanghai Hormel Foods Co. Ltd.	China	100%
Skippy Foods, LLC	Minnesota	100%
Stagg Foods, LLC	Delaware	100%
Talis Distribuidora de Alimentos Ltda.	Brazil	100%
Valley Fresh, Inc.	Delaware	100%
West Central Turkeys, LLC	Delaware	100%